                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30, 2004,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account XI, included in  Post-Effective  Amendment No. 5 to the
Registration  Statement  under the  Securities  Act of 1933 (No.  333-84159) and
Amendment No. 6 to the Registration  Statement under the Investment  Company Act of 1940 (No.  811-09517)  on Form N-4 and the related  Statement  of  Additional
Information  accompanying the Prospectus for the Scarborough  Advantage Variable
Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004